Exhibit 99.1

Contacts:

Media
Meg Langan
Vice President
(973) 290-6319
margaret.langan@themedco.com

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations
(973) 290-6122
krishna.gorti@themedco.com

FOR IMMEDIATE RELEASE
The Medicines Company Appoints Paris Panayiotopoulos to its Board of Directors

PARSIPPANY, N.J. – March 31, 2017 –The Medicines Company (NASDAQ: MDCO) today announced that it has appointed Paris Panayiotopoulos to its Board of Directors. Mr. Panayiotopoulos, who will serve as a Class I director, will stand for election at the Company’s 2017 Annual Meeting of Stockholders. With the appointment of Mr. Panayiotopoulos, the Company’s Board of Directors comprises 11 directors, 10 of whom are independent and three of whom were appointed in the last two years.

Mr. Panayiotopoulos was most recently the President and Chief Executive Officer and a member of the Board of Directors of ARIAD Pharmaceuticals, Inc., where he led approximately a five-fold multiple in market value in one year and the acquisition by Takeda Pharmaceuticals for $5.2 billion in February 2017. Prior to joining ARIAD in January 2016, Mr. Panayiotopoulos served as President of EMD Serono, Inc., the North American biopharmaceutical business of Merck KGaA, after serving as President of Merck Serono, Tokyo, Japan. Since joining Merck KGaA in 2004, Mr. Panayiotopoulos led multiple partnerships, including those with Pfizer Inc., Bristol Myers Squibb, Eli Lilly & Co., Dainippon Sumitomo Pharma, Mitsubishi Tanabe Pharma, Otsuka Pharmaceutical Co. Ltd. and Incyte Corporation. Prior to joining Merck KGaA, Mr. Panayiotopoulos was at Eli Lilly & Co. from 1999 to 2004.

“We are pleased to welcome someone of Paris’s caliber to The Medicines Company Board of Directors,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer and Director of The Medicines Company. “His strong leadership background will make him a valuable addition as we continue to execute on our strategic initiatives for the benefit of all shareholders.”

Mr. Panayiotopoulos added, “I am delighted to be joining The Medicines Company, especially at such an important time for the Company. The Medicines Company has a variety of promising treatment options in its pipeline, including inclisiran. A unique investigational treatment, inclisiran addresses the unmet needs of millions of at-risk, often non-adherent, patients worldwide who continue to struggle with high cholesterol given the limitations of available therapies. I look forward to working with the Board in helping to support management in driving the Company’s continued growth and success.”

About The Medicines Company
The Medicines Company is a biopharmaceutical company driven by an overriding purpose – to save lives, alleviate suffering and contribute to the economics of healthcare. The Company’s mission is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians and providers in three critical therapeutic areas: serious infectious disease care, cardiovascular care and surgery and perioperative care. The Company is headquartered in Parsippany, New Jersey, with global innovation centers in California and Switzerland.

The Medicines Company Forward-Looking Statements
Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "expects," “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether clinical trials will advance in the clinical process on a timely basis, or at all, or succeed in achieving their specified endpoints; whether physicians, patients and other key decision makers will accept clinical trial results; whether the Company will make regulatory submissions on a timely basis, or at all; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis, or at all; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1,

2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.